BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C33130-1999
Barbara K. Cegavske	Filing Number 20200414135
Secretary of State State Of Nevada	Filed On 01/13/2020 11:15:48 AM
	Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :

Eco Allies Inc.

Entity or Nevada Business Identification Number (NVID) : **NV19991471193**

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

(Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

☐ Officer's Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution
☐ The purpose of the entity has been amended. ☐ Merger
☐ The authorized shares have been amended. ☐ Conversion
☐ Other: (specify changes)

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)	Date: **01/13/2020** Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted ☐ Other. The articles have been amended as follows: (provide article numbers, if available) (attach additional page(s) if necessary)
6. Signature: (Required)	X **John Honour** — Signature of Officer, Incorporator or Authorized Signer **Officer** — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number C33130-1999
Barbara K. Cegavske	Filing Number 20190258625
Secretary of State State Of Nevada	Filed On 10/31/2019 13:39:57 PM
	Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information

Name of entity as on file with the Nevada Secretary of State :
STEREO VISION ENTERTAINMENT, INC.

Entity or Nevada Business Identification Number (NVID) : NV19991471193

2. Restated or Amended and Restated Articles (Select one):
(If amending and restating only, complete section 1, 2 and 6.)

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles
- ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: ______
  The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.
- ☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1,3,5 and 6.)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:
(Check only one box) ☐ incorporators ☐ board of directors
The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☑ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: ______

☐ Officer's Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada: ______

Jurisdiction of formation: ______

Changes to takes the following effect:
- ☐ The entity name has been amended.
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ Other: (specify changes) ______
- ☐ Dissolution
- ☐ Merger
- ☐ Conversion

* Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective date and Time: (Optional)

Date: 10/31/2019 Time:

(must not be later than 90 days after the certificate is filed)

5. Information Being Changed: (Domestic corporations only)

Changes to takes the following effect:

- ☐ The entity name has been amended.
- ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
- ☐ The purpose of the entity has been amended.
- ☐ The authorized shares have been amended.
- ☐ The directors, managers or general partners have been amended.
- ☐ IRS tax language has been added.
- ☐ Articles have been added.
- ☐ Articles have been deleted
- ☐ Other.

The articles have been amended as follows: (provide article numbers, if available)

(attach additional page(s) if necessary)

6. Signature: (Required)

X John Honour — Officer

Signature of Officer, Incorporator or Authorized Signer — Title

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

090203

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number C33130-1999
Barbara K. Cegavske	Filing Number 20150028544-81
Secretary of State State Of Nevada	Filed On 01/22/2015
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

STEREO VISION ENTERTAINMENT, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Changing the Stock Authorization from 100,000,000 to 250,000,000 Shares The par value will remain $0.001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51,274,267 of 96,068,836

4. Effective date and time of filing: (optional) Date: ______ Time: ______

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

INV. ($125.)

FILED # C33130-99

JAN 31 2000

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF MERGER OF KESTREL EQUITY CORPORATION WITH AND INTO SVE MERGER, INC.

The undersigned corporations do hereby certify that:

1. The name and state of incorporation of each of the constituent corporations to the merger are as follows:

Name	State of Incorporation
Kestrel Equity Corporation	Arizona
SVE Merger, Inc.	Nevada

2. SVE Merger, Inc. ("SVE") and Kestrel Equity Corporation ("Kestrel") have entered into that certain Agreement and Plan of Merger dated January 10, 2000 (the "Merger Agreement") pursuant to which Kestrel will merge with and into SVE, and SVE will continue as the surviving corporation (the "Surviving Corporation") in accordance with Section 92A.200 of the Nevada Revised Statutes and Section 10-1105 of the Arizona Revised Statutes.

3. The Merger Agreement was approved by the unanimous written consent of the Board of Directors of SVE and Kestrel.

4. The number of shares of common stock of SVE outstanding was 1 and the number of such shares which were entitled to vote on the Merger Agreement was 1. The Merger Agreement was approved by a written consent of the sole shareholder of SVE.

5. The number of shares of common stock of Kestrel outstanding was 2,200,000 and the number of such shares which were entitled to vote on the Merger Agreement was 2,200,000. The total number of undisputed votes for approval of the Merger Agreement was 1,902,650 and the total number of undisputed votes against approval of the Merger Agreement was 0.

6. The surviving corporation of the merger is SVE which will be governed by the laws of the State of Nevada.

7. Pursuant to the Merger Agreement, the Articles of Incorporation of SVE will be amended in the Merger, whereby the First Article of the Articles of Incorporation of SVE shall be amended to read as follows:

"FIRST: The name of the corporation is Stereo Vision Entertainment, Inc."

8. The Merger Agreement is on file at the new principal place of business of the surviving corporation at 11166 Burbank Blvd., North Hollywood, California 91601, and will be furnished by the surviving corporation, on request and without cost, to any shareholder of any corporation which is a party to the Merger Agreement.

9. These Articles of Merger shall be effective on the date of filing.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date: January 10, 2000

SVE MERGER, INC.
A Nevada corporation

By: _[signature]_
Name: Lance Putnam
Title: President

By: _[signature]_
Name: Lawrence Kallett
Title: Secretary

KESTREL EQUITY CORPORATION
An Arizona corporation

By: _[signature]_
Name: Lance Putnam
Title: President

By: _[signature]_
Name: Lawrence Kallett
Title: Secretary

STATE OF CALIFORNIA)
)ss:
COUNTY OF San Diego)

On Jan. 10, 2000, before me, the undersigned, a Notary Public in and for said state, personally appeared Lenze Putnam, the President of SVE Merger, Inc., a Nevada corporation and the President of Kestrel Equity Corporation, an Arizona corporation, ~~personally known to me~~ (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he did execute the same for and on behalf of said corporation.

Mary Ann Klug
Notary Public

(Seal)

MARY ANN KLUG
Commission # 1218579
Notary Public - California
San Diego County
My Comm. Expires May 8, 2003

FILED # C33130-99

DEC 23 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

ARTICLES OF INCORPORATION
OF
SVE MERGER, INC.

The person hereinafter named as incorporator, for the purpose of establishing a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, does hereby adopt and make the following Articles of Incorporation:

FIRST: The name of the corporation (the "Corporation") is SVE Merger, Inc.

SECOND: The name of the Corporation's resident agent in the State of Nevada is Paracorp, Inc., and the street address of the said resident agent where process may be served on the Corporation is 318 Carson Street, Suite 208, Carson City 89701. The mailing address and the street address of the said resident agent are identical.

THIRD: The number of shares the corporation is authorized to issue is 100,000,000, all of which are of a par value of $.001 each. All of said shares are of one class and are designated as Common Stock.

FOURTH: The number of members constituting the first Board of Directors of the Corporation is one; and the name and the post office box or street address, either residence or business, of said member is as follows:

NAME	ADDRESS
Lawrence Kallet	11166 Burbank Blvd. North Hollywood, CA 91601

The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

FIFTH: The name and the post office box or street address, either residence or business, of the incorporator signing these Articles of Incorporation are as follows:

NAME	ADDRESS
Angela Ip	Jeffers, Shaff & Falk, LLP 18881 Von Karman, Suite 1400 Irvine, CA 92612

SIXTH: The Corporation shall have perpetual existence.

SEVENTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

EIGHTH: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

NINTH: The nature of the business of the corporation and the objects or the purposes to be transacted, promoted, or carried on by it is to engage in any lawful activity for which a Corporation may be organized under the General Corporation Law of Nevada.

TENTH: The corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned person does hereby execute these Articles of Incorporation on December 23, 1999.

Angela Ip, Incorporator

DEAN HELLER
Secretary of State

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
State Capitol Complex
Carson City, Nevada 89710

Telephone (702) 687-5203
Fax (702) 687-3471

FILED # C33130-99

DEC 23 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

In the matter of SVE MERGER, INC.
(name of business entity)

I, Paracorp Incorporated, hereby state that on 12/23/99
(name of resident agent) (date)

I accepted the appointment as resident agent for the above named business entity.

The street address of the resident agent in this state is as follows:

318 N Carson St
(streeet address)

#208
(suite number)

Carson City, Nevada.
(city)

89701
(zip code)

(signature of resident agent)

12/23/99
(date)